Exhibit (e)

CONSENT OF CHRISTOPH KREUTLER

I hereby consent to the use of my name under the heading “Sources of Information” in this Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2009 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 333-161148 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: August 25, 2010

/s/ CHRISTOPH KREUTLER
Name:	Christoph Kreutler
Title:	Superior Counsellor Deputy Head of the Division for Export Financing
and International Export
Promotion Policy,
Ministry of Finance